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                                                                      EXHIBIT 12

                            FLORIDA POWER CORPORATION
                       STATEMENT OF COMPUTATION OF RATIOS
                              (Dollars In Millions)


RATIO OF EARNINGS TO FIXED CHARGES:

                                  Twelve Months Ended                                  Year Ended
                                       March 31,                                      December 31,
                                  --------------------      -----------------------------------------------------------
                                   2001          2000         2000         1999         1998         1997         1996
                                  -------      -------      -------      -------      -------      -------      -------
Net Income                        $ 220.0      $ 268.0      $ 211.8      $ 267.0      $ 250.1      $ 135.9      $ 238.4

Income Taxes                        156.5        153.6        150.5        151.3        141.0         69.9        135.9
                                  -------      -------      -------      -------      -------      -------      -------

Income Before Taxes                 376.5        421.6        362.3        418.3        391.1        205.8        374.3

Total Interest Charges              125.4        124.8        128.5        124.0        136.5        117.3         98.4
                                  -------      -------      -------      -------      -------      -------      -------

Total Earnings (A)                  501.9      $ 546.4      $ 490.8      $ 542.3      $ 527.6      $ 323.1      $ 472.7
                                  -------      -------      -------      -------      -------      -------      -------

Fixed Charges (B)                   125.4      $ 124.8      $ 128.5      $ 124.0      $ 136.5      $ 117.3      $  98.4
                                  -------      -------      -------      -------      -------      -------      -------

 Ratio of Earnings to
  Fixed Charges (A/B)                4.00         4.38         3.82         4.37         3.87         2.75         4.80
                                  =======      =======      =======      =======      =======      =======      =======